EXHIBIT 15.1

AWARENESS LETTER OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

April 26, 2023

The Board of Directors and Shareholders of

The Boeing Company

929 Long Bridge Drive

Arlington, VA 22202

We are aware that our report dated April 26, 2023, on our review of interim financial information of The Boeing Company and subsidiaries appearing in The Boeing Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, is incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois